UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2018

(Exact name of registrant as specified in its charter)

Delaware	000-55709	47-1685128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4400 Route 9 South, Suite 3100, Freehold, New Jersey 07728

(Address of principal executive offices) (zip code)

646-762-4517

(Registrant’s telephone number, including area code)

Copies to:

 Stephen M. Fleming, Esq.

Fleming PLLC

30 Wall Street, 8th Floor

New York, New York 10005

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Item 3.01	Unregistered Sales of Equity Securities

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director – Tevi Troy

On June 4, 2018, Tevi Troy was appointed to the Board of Directors of Avalon GloboCare Corp. (the “Company”) to serve as a director of the Company. In addition, the Company expects to appoint Dr. Troy as Chairman of the Nominating and Corporate Governance Committee upon formation. Dr. Troy entered into an agreement pursuant to which he will serve as a director. The director agreement provides that he will receive options to acquire 40,000 shares of common stock per year commencing January 1, 2019 at an exercise price equal to the closing price on December 31st of the prior year. The options shall vest in equal amounts quarterly and shall be exercisable for a period of five years. For 2018, the Company granted Dr. Troy options to acquire 20,000 shares of common stock at an exercise price of $2.30 for a term of five years with 10,000 options vesting immediately and the balance vesting October 1, 2018. In addition, Dr. Troy will receive $5,000 per quarter for serving as Chairman of the Nominating and Corporate Governance Committee commencing upon formation.

There is no understanding or arrangement between Dr. Troy and any other person pursuant to which he was appointed as director.  Dr. Troy does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Dr. Troy has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant, exceeding $120,000.

Since February 2018, Dr. Troy has served as Vice President of Public Policy for Juul Labs. From 2014 to 2018, Dr. was the founder and CEO of the American Health Policy Institute. Before that, Dr. Troy was Senior Fellow at Hudson Institute, where he remains an Adjunct Fellow. He has also been a Researcher at the American Enterprise Institute. On August 3, 2007, Dr. Troy was unanimously confirmed by the U.S. Senate as the Deputy Secretary of the U.S. Department of Health and Human Services. As Deputy Secretary, Dr. Troy was the chief operating officer of the largest civilian department in the federal government, with a budget of $716 billion and over 67,000 employees. Dr. Troy has extensive White House experience, having served in several high-level positions over a five-year period, culminating in his service as Deputy Assistant and then Acting Assistant to the President for Domestic Policy. Dr. Troy has held high-level positions on Capitol Hill as well. From 1998 to 2000, Dr. Troy served as the Policy Director for Senator John Ashcroft. From 1996 to 1998, Dr. Troy was Senior Domestic Policy Adviser and later Domestic Policy Director for the House Policy Committee, chaired by Christopher Cox. In addition to his senior level government work and health care expertise, Dr. Troy is also a presidential historian, making him one of only a handful of historians who has both studied the White House as a historian and worked there at the highest levels. He is the author of the best-selling book, What Jefferson Read, Ike Watched, and Obama Tweeted: 200 Years of Popular Culture in the White House, as well as Intellectuals and the American Presidency: Philosophers, Jesters, or Technicians?, and has written over 250 published articles, for The New York Times, The Wall Street Journal, The Washington Post, and many other publications. His latest book is Shall We Wake the President? Two Centuries of Disaster Management in the Oval Office. He is a frequent television and radio analyst, and has appeared on CNBC, CNN, C-SPAN, Fox News, and The NewsHour, among other outlets. Dr. Troy’s many other affiliations include: contributing editor for Washingtonian magazine; member of the publication committee of National Affairs; member of the Board of Fellows of the Jewish Policy Center; a Senior Fellow at the Potomac Institute; and a member of the Blue Ribbon Study Panel examining the United States’ readiness to address bioterrorism and naturally occurring outbreaks. In 2012, he was a Special Policy Adviser to the Mitt Romney presidential campaign and served as Director of Domestic Policy for the nascent Romney transition. Dr. Troy has a B.S. in Industrial and Labor Relations from Cornell University and an M.A and Ph.D. in American Civilization from the University of Texas at Austin.

Item 8.01 Other Events

Joint Venture - Airuikang Biological Technology Co., Ltd.

On May 29, 2018, Avalon (Shanghai) Healthcare Technology Co., Ltd. (“Avalon Shanghai”), a wholly owned subsidiary of the Company entered into a Joint Venture Agreement with Jiangsu Unicorn Biological Technology Co., Ltd. (“Unicorn”) pursuant to which the parties agreed to establish a company named Airuikang Biological Technology Co., Ltd. (“ABT”), which will be owned 60% by Unicorn and 40% by Avalon Shanghai. Within two years of execution of the Joint Venture Agreement, Unicorn shall invest cash into ABT in an amount not less than RMB 8,000,000 Yuan and the premises of the laboratories of Nanjing Hospital of Chinese Medicine for exclusive use by the ABT, and Avalon Shanghai shall invest cash into ABT in an amount not less than 10,000,000 Yuan. The board of directors of ABT shall consist of five members with Unicorn appointing three members and Avalon Shanghai appointing two members. ABT will be focused on cell preparation, third party testing, biological sample repository for commercial and scientific research purposes and the clinical transformation of scientific achievements.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Agreement by and between Avalon GloboCare Corp. and Tevi Troy dated June 4, 2018

99.1	Joint Venture Agreement by and between Avalon (Shanghai) Healthcare Technology Co., Ltd. and Jiangsu Unicorn Biological Technology Co., Ltd. dated May 29, 2018 (English translation)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVALON GLOBOCARE CORP.

Dated: June 6, 2018	By:	/s/ Luisa Ingargiola
Name: Luisa Ingargiola
Title: Chief Financial Officer